SENSORY PERFORMANCE TECHNOLOGY, INC
(a Delaware corporation) BYLAWS
TABLE OF CONTENTS

Page
ARTICLE I -	SHAREHOLDERS	1
Section 1.01	Annual Meetings	1
Section 1.02	Special Meetings	1
Section 1.03	Notice of Meetings	1
Section 1.04	Attendance at Meeting	1
Section 1.05	Quorum	2
Section 1.06	Shareholder to Vote in Person
or by Proxy	2
Section 1.07	Shareholder to Have One Vote
Per Share	2
Section 1.08	Action by Less than Unanimous
Written Consent	2
Section 1.09	Shareholder List	2
Section 1.10	Inspectors at Shareholders?
Meetings	3
Section 1.11	Participation by
Communication Equipment	3
Section 1.12	Shareholder Proposals	3
ARTICLE II -	BOARD OF DIRECTORS	4
Section 2.01	General Powers	4
Section 2.02	Number and Term of Office
	4
Section 2.03	Election of Directors	4
Section 2.04	Annual and Regular Meetings
	4
Section 2.05	Special Meetings; Notice	4
Section 2.06	Quorum	4
Section 2.07	Participation by
Communication Equipment	5
Section 2.08	Action Without a Meeting	5
Section 2.09	Resignation and Removal of
Directors	5
Section 2.10	Vacancies and Newly Created
Directorships	5
Section 2.11	Compensation	5
Section 2.12	Committees	5
Section 2.13	Powers of Committees	5
Section 2.14	Discharge of Duties; Reliance
on Reports	6
Section 2.15	Certain Transactions	6
ARTICLE III -	OFFICERS	7
Section 3.01	Officers of the Corporation
	7
Section 3.02	Election	7
Section 3.03	Removal or Resignation of
Officers	7
Section 3.04	Duties of the Chairman of the
Board	7
Section 3.05	Duties of the President	7
Section 3.06	Duties of the Vice President
	7
Section 3.07	Duties of the Secretary	8
Section 3.08	Duties of the Treasurer	8
Section 3.09	Employee Bonds	8
Section 3.10	Discharge of Duties; Reliance
on Reports	8
Section 3.11	Interested Transactions	8
ARTICLE IV -	EXECUTION OF INSTRUMENTS,
DEPOSITS, VOTING OF SECURITIES	 8
Section 4.01	General	8
Section 4.02	Corporate Indebtedness	8
Section 4.03	Checks or Drafts	8
Section 4.04	Deposits	9
Section 4.05	Appointment of Agents to Vote
Securities and Other Corporations	 9
ARTICLE V -	CAPITAL STOCK	9
Section 5.01	Stock Certificates	9
Section 5.02	Uncertificated Stock	9
Section 5.03	Transfer of Stock	9
Section 5.04	Record Date	10
Section 5.05	Registered Shareholders	10
Section 5.06	Lost Certificates	10
ARTICLE VI -	INDEMNIFICATION OF OFFICERS,
DIRECTORS,
EMPLOYEES AND AGENTS	11
Section 6.01	Indemnification of Directors
and Officers-Claims by
Third Parties	11
Section 6.02	Indemnification of Directors
and Officers-Claims Brought
By or In the Right of the Corporation	11
Section 6.03	Approval of Indemnification
	11
Section 6.04	Advancement of Expenses	12
Section 6.05	Court Approval	13
Section 6.06	Partial Indemnification	13
Section 6.07	Indemnification of Employees
and Agents	13
Section 6.08	Other Rights of
Indemnification	13
Section 6.09	Contract With the Corporation
	13
Section 6.10	Definitions	13
Section 6.11	Application to a Resulting or
Surviving Corporation or Constituent
Corporation	14
Section 6.12	Enforcement	14
Section 6.13	Severability	14
Section 6.14	Liability Insurance	15
ARTICLE VII - GENERAL PROVISIONS	15
Section 7.01	Dividends	15
Section 7.02	Reserves	15
Section 7.03	Fiscal Year	15
Section 7.04	Offices	15
Section 7.05	Books and Records	15
Section 7.06	Amendments	15
ARTICLE VIII - INTERPRETATION	16
Section 8.01	Conflict With Statute	16
Section 8.02	Headings	16
SENSORY PERFORMANCE TECHNOLGY, INC. BYLAWS
ARTICLE I - SHAREHOLDERS
Section 1.01 Annual Meetings. The annual meetings of the Shareholders of the Corporation (the ?Shareholders?) for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the corporate offices or any other place either in or outside the State of New
Jersey as specified by the Directors and at 1 p.m. on the first (1st) Monday of May of each year (or, if such is a legal holiday, then on the next succeeding business day), or at any other time and date as shall be fixed from time to time by resolution of the Board of Directors (the ?Board?).
Section 1.02 Special Meetings. Special
meetings of the Shareholders may be called at any time by the Board or by the Chairman of the Board, or the President of the Corporation. Shareholders owning two-thirds
(2/3rds) of the corporation?s shares of
voting stock may also request a special
meeting and the Directors shall grant such a request. Special meetings of the
Shareholders shall be held at places in or outside the State of New Jersey, as shall be specified in the notice or waiver of notice thereof. The notice of the special meetings shall state the purpose of the meeting.
Section 1.03 Notice of Meetings. The
Secretary or any assistant Secretary shall cause notice of the time, place and purposes of each meeting of the Shareholders to be personally delivered or mailed, at least ten
(10) days but not more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to vote at the meeting.
Notice shall be deemed given when the
requisite time has elapsed after deposit in the United States mail addressed to the address of the Shareholder entitled to vote at the meeting as revealed on the records of the Corporation. Notice of a meeting of Shareholders need not be given to any Shareholder entitled to vote who signs a waiver of notice in writing, whether before or after the time of the meeting, and no notice need be given to any Shareholder who owns only non-voting stock or otherwise has no right to vote at the meeting of the Shareholders. Notice of any adjourned meeting of the Shareholders of the Corporation need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to such notice on the new record date.
Section 1.04 Attendance at Meeting.
Shareholders owning voting and non-voting stock are entitled to attend a meeting of the Shareholders. Attendance of a person at a meeting of Shareholders in person or by proxy constitutes: (a) waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.
Section 1.05 Quorum. Except as otherwise required by the Delaware General
Corporation Law or the Restated Articles of
Incorporation (the ?Articles?), shares
entitled to cast

a majority of the votes at a meeting of
Shareholders shall be sufficient to
constitute a quorum for the transaction of
business at the meeting. Regardless of
whether a quorum is present, the meeting may
be adjourned by a vote of the shares
present. The Shareholders present in person
or by proxy at such meeting may continue to
do business until adjournment,
notwithstanding the withdrawal of enough
Shareholders to leave less than a quorum. At
the adjourned meeting at which the requisite
number of shares shall be represented, any
business may be transacted which might have
been transacted at the meeting as originally
notified.
Section 1.06  Shareholder to Vote in Person
or by Proxy.  A Shareholder entitled to vote
at a meeting of Shareholders or to express
consent or dissent without a meeting shall
be entitled to vote in person, or by proxy
appointed by an instrument in writing
authorizing other persons to act. A proxy
shall be signed by the Shareholder or an
authorized agent or representative and shall
not be valid after the expiration of three
(3) years from its date unless otherwise
provided.
Section 1.07 Shareholder to Have One Vote
Per Share. In accordance with the Articles,
each Shareholder shall have one vote for
each share of preferred stock owned and
having voting power registered on the books
of the Corporation. Except as otherwise
required by the Delaware General Corporation
Law or the Articles, all elections shall be
had and all questions decided by a majority
vote of the shares represented at the
meeting in person or by proxy. There shall
be no cumulative voting.
Section 1.08 Action by Less than Unanimous
Written Consent. Any action required or
permitted by the Delaware General
Corporation Law to be taken at an annual or
special meeting of the Shareholders may be
taken without a meeting, without prior
notice, and without a vote, if consents in
writing, setting forth the action so taken,
are signed by the holders of outstanding
shares having not less than the minimum
number of votes that would be necessary to
authorize or take the action at a meeting at
which all shares entitled to vote on the
action were present and voted. A written
consent shall bear the date of signature of
the Shareholder who signs the consent.
Written consents are not effective to take
corporate action unless within sixty (60)
days after the record date for determining
Shareholders entitled to express consent to
or to dissent from a proposal without a
meeting, written consents dated not more
than ten (10) days before the record date
and signed by a sufficient number of
Shareholders to take the action are
delivered to the Corporation. Delivery shall
be to the Corporation?s registered office,
its principal place of business, or an
officer or agent of the Corporation having
custody of the minutes of the proceedings of
the Shareholders. Delivery made to the
Corporation?s registered office shall be by
hand or by certified or registered mail,
return receipt requested. Prompt notice of
the taking of the corporate action without a
meeting by less than unanimous written
consent shall be given to Shareholders who
would have been entitled to notice of the
Shareholder meeting if the action had been
taken at a meeting and who have not
consented to the action in writing. An
electronic transmission consenting to an
action must comply with Delaware General
Corporation Law.
Section 1.09 Shareholder List. The officer
or agent having charge of the stock transfer
books for shares of the Corporation shall
make and certify a complete list of the
Shareholders entitled to vote at a
Shareholders? meeting or any adjournment
thereof.  The list shall:
(a)	Be arranged alphabetically within each
class and series, with the address of, and the number of shares held by, each Shareholder.

(b)	Be produced at the time and place of
the meeting.
(c)	Be subject to inspection by any
Shareholder during the whole time of the
meeting.
(d)	Be prima facie evidence as to who are
the Shareholders entitled to examine the list or to vote at the meeting.
If the requirements of this section have not been complied with, on demand of a Shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with.
Failure to comply with the requirements of this provision does not affect the validity of an action taken at the meeting before the making of such a demand.
Section 1.10 Inspectors at Shareholders?
Meetings. The Board, in advance of a
Shareholders? meeting, may appoint one (1) or more inspectors to act at the meeting or any adjournments thereof. If inspectors are not so appointed, the person presiding at a Shareholders? meeting may, and on request of a Shareholder entitled to vote thereat shall, appoint one (1) or more inspectors.
In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.
Section 1.11  Participation by Communication
Equipment. Unless otherwise restricted by the Articles, a Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.
Section 1.12 Shareholder Proposals. A
Shareholder owning voting stock of the
Corporation may present a proposal which the Shareholder wishes to have presented at a Shareholders? meeting for a vote by the Shareholders owning shares of voting stock.
If a Shareholder owning voting stock wishes to have a proposal presented for Shareholder action at a Shareholders? Meeting, this Shareholder shall give prior written notice to the Corporation?s President and Treasurer of the Shareholder?s intention to present the proposal at a Shareholders? meeting and the notice shall contain the actual language of the proposal. Upon receipt of the Shareholder's written notice, the
Corporation shall have ninety (90) days in which to determine if the Shareholder?s proposal is a proper subject for Shareholder action.
ARTICLE II - BOARD OF DIRECTORS

Section 2.01	General Powers. The property,
affairs and business of the Corporation
shall be managed by its Board of Directors.
The Board may exercise all the powers of the
Corporation, whether derived from law or the
Articles. A Director need not be a
Shareholder of the Corporation. The
Directors shall only act as a Board, and the
individual Directors shall have no power as
such.
Section 2.02	Number and Term of Office.
The Board shall consist of not less than
three
(3)	and not more than twenty-five (25)
Directors. The number of the initial Board and it?s Directors shall be determined by Chairman of the Board Ben White. Thereafter, the number of Directors shall be fixed from time to time by resolution of the Board. The first Board shall hold office until the first annual meeting of Shareholders. At the first annual meeting thereafter the
Shareholders owning shares entitled to vote shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term elected, until a successor is elected and qualified or until death, resignation or removal.
Section 2.03 Election of Directors. Except as otherwise provided in Section 2.10 hereof, the Directors shall be elected biannually at the annual meeting of the Shareholders. At the meeting of the Shareholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at the election.
Section 2.04 Annual and Regular Meetings.
The annual meeting of the Board, for the election of officers and for the transaction of other business as may come before the meetings, shall be held in each year either in or outside the State of New Jersey as soon as possible after the annual meeting of the Shareholders on the same day and place as the annual meeting of the Shareholders.
Notice of the annual meeting of the Board shall not be required. Notice of regular meetings, if set by resolution of the Board, need not be given; provided, however, that in case the Board shall change the time or place of regular meetings, notice of this action shall be mailed promptly to each Director who shall not have been present at the meeting at which the action was taken.
Section 2.05 Special Meetings; Notice.
Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the President, or by any one Director, at such time and place as may be specified in the notice or waiver of notice. Special meetings of the Board may be called on twenty-four (24) hours? notice to each Director, given personally or by telephone, or on three (3) days? notice which shall be deemed given when deposited in first class mail or delivered to a recognized national overnight delivery service. Notice of any special meeting need not be given to any Director who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting. No notice need be given of any adjourned special meeting.
Section 2.06 Quorum. A majority of the
members of the Board then in office, or of the members of a committee of the Board, constitutes a quorum for transaction of business, unless the Articles or Bylaws, or in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the Delaware General
Corporation Law, the Articles or the Bylaws, or in the case of a committee, the Board resolution establishing the committee.

Section 2.07  Participation by Communication
Equipment. A member of the Board or of  a
committee designated by the Board may
participate in a meeting by means of
conference telephone or similar
communications equipment through which all
persons participating in the meeting can
communicate with the other participants.
Participation in a meeting pursuant to this
section constitutes presence in person at
the meeting.
Section 2.08 Action Without a Meeting. Any
action required or permitted to be taken at
any meeting of the Board or a committee of
the Board may be taken without a meeting if,
under authorization voted before or after
the action written consents thereto are
signed by all members of the Board then in
office or of the committee and such written
consents are filed with the minutes of the
proceedings of the Board or committee.
Section 2.09 Resignation and Removal of
Directors.  Any Director may resign at any
time by delivering a written resignation to
the Board or any officer of the Corporation
and shall be effective upon receipt thereby
or at a subsequent time as set forth in the
notice of resignation. Any or all of the
Directors may be removed from office at any
time with cause upon the vote for removal of
a majority of the shares entitled to vote at
an election of Directors.
Section 2.10  Vacancies and Newly Created
Directorships.  If any vacancies shall occur
in the Board, by reason of death,
resignation, removal or otherwise, or if the
authorized number of Directors shall be
increased, the Directors then in office
shall continue to act, and the vacancies
shall be filled by vote of a majority of the
Directors then in office, though less than a
quorum; provided, however, that a Director
appointed to fill such vacancy shall only
hold office until the next election of
Directors by the Shareholders.
Section 2.11  Compensation.  The Board, by
affirmative vote of a majority of Directors
in office and irrespective of any personal
interest of any of them, may establish
reasonable compensation of Directors for
services to the Corporation as Directors or
officers, but approval of the Shareholders
is required if the Articles, Bylaws or the
Delaware General Corporation Law so provide.
Section 2.12 Committees. The Board may
designate one (1) or more committees, each
committee to consist of one (1) or more of
the Directors of the Corporation and such
non-Directors as the Board may appoint. The
Board may designate one (1) or more
Directors as alternate members of a
committee, who may replace an absent or
disqualified member at a meeting of the
committee. The Board may also appoint such
non-Directors as members of a committee,
except for the executive committee which
shall consist solely of members who are
Directors. In the absence or
disqualification of a member of a committee,
the members thereof present at a meeting and
not disqualified from voting, whether or not
they constitute a quorum, may unanimously
appoint another member of the Board to act
at the meeting in place of such absent or
disqualified member.  A committee, and each
member thereof, shall serve at the pleasure
of the Board.
Section 2.13 Powers of Committees. A
committee, to the extent provided in the
resolution of the Board, may exercise all
powers and authority of the Board in
management of the business and affairs of
the Corporation, including the power or
authority to declare a distribution or
dividend, or to authorize the issuance of
stock; provided, however, a committee does
not have the power or authority to do any of
the following:
(a)	Amend the Articles.
 (b)	Adopt an agreement of merger or share
exchange.
(c)	Recommend to Shareholders the sale,
lease, or exchange of all or substantially
all of the Corporation?s property and
assets.
(d)	Recommend to Shareholders a dissolution
of the Corporation or a revocation of a
dissolution.
(e)	Amend the Bylaws of the Corporation.
(f)	Fill vacancies in the Board.
Section 2.14  Discharge of Duties; Reliance
on Reports.  A Director shall discharge his
or her duties as a Director including the
duties as a member of a committee in the
following manner: (i) in good faith; (ii)
with the care an ordinarily prudent person
in a like position would exercise under
similar circumstances; and (iii) in a manner
he or she reasonably believes to be in the
best interests of the Corporation. In
discharging the duties, a Director is
entitled to rely on information, opinions,
reports, or statements, including financial
statements and other financial data, if
prepared or presented by any of the
following:
(a)	One (1) or more Directors, officers or
employees of the Corporation, or of a
business organization under joint control or
common control, whom the Director or officer
reasonably believes to be reliable and
competent in the matters presented.
(b)	Legal counsel, public accountants,
engineers or other persons as to matters the
Director or officer reasonably believes are
within the persons? professional or expert
competence.
(c)	A committee of the Board of which the
Director is not a member if the Director
reasonably believes the committee merits
confidence.
A Director is not entitled to rely on the
information set forth in this section if the
Director has knowledge concerning the matter
in question that makes reliance otherwise
permitted by this provision unwarranted.
Section 2.15 Certain Transactions. A
transaction in which a Director is
determined to have an interest shall not,
because of the interest, be enjoined, set
aside, or give rise to an award of damages
or other sanctions, in a proceeding by a
Shareholder or by or in the right of the
Corporation, if the person interested in the
transaction establishes any of the
following:
(a)	The transaction was fair to the
Corporation at the time entered into.
(b)	The material facts of the transaction
and the Director?s or officer?s interest
were disclosed or known to the Board, a
committee of the Board, or the independent
Director or Directors, and the Board
committee, or the independent Director or
Directors authorized, approved, or ratified
the transaction.
(c)	The material facts of the transaction
and the Director?s or officer?s interest were disclosed or known to the Shareholders entitled to vote and they authorized, approved or ratified the transaction.

For purposes of (b) above, a transaction is
authorized, approved, or ratified if it
received the affirmative vote of the
majority of the Directors on the Board or
the committee who had no interest in the
transaction, though less than a quorum, or
all independent Directors who had no
interest in the transaction. The presence
of, or a vote cast by, a Director with an
interest in the transaction does not affect
the validity of the action taken under (b)
above. For purposes of (c) above, a
transaction is authorized, approved, or
ratified if it received the majority of
votes cast by the holders of shares of
voting stock who did not have an interest in
the transaction. A majority of the shares of
voting stock held by Shareholders who did
not have an interest in the transaction
constitutes a quorum for the purpose of
taking action under (c) above.
ARTICLE III - OFFICERS
Section 3.01  Officers of the Corporation.
The officers of the Corporation shall
consist   of a President, Secretary,
Treasurer, and, if desired, a Chairman of the Board, one (1) or more Vice Presidents and such other officers as may be determined by the Board, who shall be elected or appointed by the Board. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles or Bylaws to be executed, acknowledged or verified by two
(2) or more officers. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer, as between such officer and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.
Section 3.02 Election. The Board shall elect the officers of the Corporation at any annual, regular or special meeting. The salaries of all officers of the Corporation may be fixed by the Board.
Section 3.03 Removal or Resignation of
Officers. An officer elected or appointed by the Board may be removed by the Board with cause by an affirmative vote of a majority of the Board. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.
Section 3.04 Duties of the Chairman of the Board. The Chairman of the Board, if there be such an officer, shall preside at all Shareholders? meetings and all meetings of the Board, if present, and shall have such other duties as are assigned by the Board and shall be the Chief Executive Officer of the Corporation.
Section 3.05 Duties of the President. The
President shall have direct charge of the business of the Corporation, subject to the general control of the Board.
Section 3.06 Duties of the Vice President.
In the event of the absence or disability of the President, the Vice President, or, in case there shall be more than one Vice
President, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 3.07 Duties of the Secretary. The
Secretary shall, if present, act as
Secretary of, and keep the minutes of, all
the proceedings of the meetings of the
Shareholders and of the Board and of any
committee of the Board in one (1) or more
books to be kept for that purpose; shall
perform other duties as shall be assigned by
the President or the Board; and, in general,
shall perform all duties incident to the
office of Secretary.
Section 3.08 Duties of the Treasurer. The
Treasurer shall keep or cause to be kept
full  and accurate records of all receipts
and disbursements in the books of the
Corporation and shall have the care and
custody of all funds and securities of the
Corporation. The Treasurer shall disburse
the funds of the Corporation as may be
ordered by the Board, shall render to the
President and Directors, whenever they
request it, an account of all transactions
as Treasurer and shall perform other duties
as may be assigned by the President or the
Board; and, in general, shall perform all
duties incident to the office of Treasurer.
Section 3.09 Employee Bonds. The Board may
require the Treasurer, the Assistant
Treasurers and any other officers, agents or
employees of the Corporation to give bond
for the faithful discharge of their duties,
in such sum and of such character as the
Board may from time to time prescribe.
Section 3.10 Discharge of Duties; Reliance
on Reports. An officer shall discharge the
duties as an officer, and shall be entitled
to rely on reports, etc., in the same manner
as specified for a Director in Section 2.14.
Section 3.11 Interested Transactions.
Section 2.15 regarding certain transactions
shall apply to officers in the same manner
as specified for a Director.
ARTICLE IV - EXECUTION OF INSTRUMENTS,
DEPOSITS, VOTING OF SECURITIES
Section 4.01 General.  Subject to the
provisions of Delaware General Corporation
Law, all deeds, documents, transfers,
contracts, agreements and other instruments
requiring execution by the Corporation shall
be signed by the President and by the
Treasurer, or Secretary or as the Board may
otherwise from time to time authorize.
Section 4.02 Corporate Indebtedness. No loan
shall be contracted on behalf of the
Corporation, and no evidence of indebtedness
shall be issued in its name, unless
authorized by the Board. Authorization may
be general or confined to specific
instances. All bonds, debentures, notes and
other obligations or evidences of
indebtedness of the Corporation issued for
loans shall be made, executed and delivered
as the Board shall authorize. When
authorized by the Board, any part or all of
the properties, including contract rights,
assets, business or goodwill of the
Corporation, or inventories, whether then
owned or thereafter acquired, may be
mortgaged, pledged, hypothecated or conveyed
or assigned in trust as security for the
payment of such bonds, debentures, notes and
other obligations or evidences of
indebtedness of the Corporation, and of the
interest thereon, by instruments executed
and delivered in the name of the
Corporation.
Section 4.03 Checks or Drafts.  All checks,
drafts, bills of exchange or other orders
for  the payment of money issued in the name
of the Corporation shall be signed only by
such person or persons and in such manner as
may from time to time be designated by the
Board, and   unless

so designated, no person shall have any
power or authority thereby to bind the
Corporation or to pledge its credit or to
render it liable.
Section 4.04 Deposits. All funds of the
Corporation not otherwise employed shall be
deposited from time to time to the credit of
the Corporation in such banks, trust
companies or other financial institutions as
the Board may select. For the purpose of
deposit and for the purpose of collection
for the account of the Corporation, checks,
drafts and other orders for the payments of
money which are payable to the order of the
Corporation shall be endorsed, assigned and
delivered by such person or persons and in
such manner as may from time to time be
designated by the Board.
Section 4.05 Appointment of Agents to Vote
Securities and Other Corporations. Unless
otherwise provided by resolution adopted by
the Board, the President may from time to
time appoint one (1) or more attorney or
agent, to exercise in the name and on behalf
of the Corporation the powers and rights
which the Corporation may have as the holder
of stock or other securities in any other
corporation to vote or to consent in respect
of such stock or other securities; and the
President may instruct the person or persons
so appointed as to the manner of exercising
such powers and rights. The President may
execute or cause to be executed in the name
and on behalf of the Corporation all such
written proxies, powers of attorney or other
written instruments as the President may
deem necessary in order that the Corporation
may exercise such powers and rights.
ARTICLE V - CAPITAL STOCK
Section 5.01 Stock Certificates. The shares
of the Corporation shall be represented by
certificates which shall be signed by the
Chairman of the Board, President or a Vice
President and which also may be signed by
another officer of the Corporation. The
certificate may be sealed with the seal of
the Corporation or a facsimile of the seal.
The signatures of the officers may be
facsimiles if the certificate is
countersigned by a transfer agent or
registered by a registrar other than the
Corporation itself or its employee. If an
officer who has signed or whose facsimile
signature has been placed upon a certificate
ceases to be an officer before the
certificate is issued, it may be issued by
the Corporation with the same effect as if
he or she were the officer at the date of
issue.
Section 5.02 Uncertificated Stock.
Notwithstanding the foregoing, the Board may
authorize the issuance of some or all of the
shares of any or all of its classes or
series without certificates. The
authorization does not affect shares already
represented by certificates until they are
surrendered to the Corporation. Within a
reasonable time after the issuance or
transfer of shares without certificates, the
Corporation shall send the Shareholder a
written statement of the information
required on certificates as required by
Delaware General Corporation Law.
Section 5.03  Transfer of Stock.  Upon
surrender to the Corporation or the transfer
agent of the Corporation of a certificate
for shares duly endorsed or accompanied by
proper evidence of succession, assignment or
authority to transfer, it shall be the duty
of the Corporation to issue a new
certificate to the person entitled thereto,
cancel the old certificate and record the
transaction upon its books.
Section 5.04	Record Date.

(a)	For the purpose of determining
Shareholders entitled to notice at a meeting
of Shareholders or an adjournment of a
meeting, the Board may fix a record date,
which shall not precede the date on which
the resolution fixing the record date is
adopted by the Board. The date shall not be
more than sixty (60) days nor less than ten
(10) days before the date of the meeting. If
a record date is not fixed, the record date
for determination of Shareholders entitled
to notice of or to vote at a meeting of
Shareholders shall be the close of business
on the day next preceding the day on which
notice is given, or if no notice is given,
the day next preceding the day on which the
meeting is held. When a determination of
Shareholders of record entitled to notice of
or to vote at a meeting of Shareholders has
been made as provided in this section, the
determination applies to any adjournment of
the meeting, unless the Board fixes a new
record date under this section for the
adjourned meeting.
(b)	For the purpose of determining
Shareholders entitled to express consent to
or dissent from a proposal without a
meeting, the Board may fix a record date,
which shall not precede the date on which
the resolution fixing the record date is
adopted by the Board and shall not be more
than ten (10) days after the Board
resolution. If a record date is not fixed
and prior action by the Board is required
with respect to the corporate action to be
taken without a meeting, the record date
shall be the close of business on the day on
which the resolution of the Board is
adopted. If a record date is not fixed and
prior action by the Board is not required,
the record date shall be the first date on
which a signed written consent is delivered
to the Corporation as provided Delaware
General Corporation Law.
(c)	For the purpose of determining
Shareholders entitled to receive payment of
a share dividend or distribution, or
allotment of a right, or for the purpose of
any other action, the Board may fix a record
date, which shall not precede the date on
which the resolution fixing the record date
is adopted by the Board. The date shall not
be more than sixty (60) days before the
payment of the share dividend or
distribution or allotment of a right or
other action. If a record date is not fixed,
the record date shall be the close of
business on the day on which the resolution
of the Board relating to the corporate
action is adopted.
Section 5.05 Registered Shareholders. Prior
to due presentment for  registration  of
transfer of a security in registered form,
the Corporation may treat the registered
owner as the person exclusively entitled to
vote, to receive notifications and otherwise
to exercise all rights and powers of an
owner.
Section 5.06 Lost Certificates. The Board
may direct that a new certificate be issued
in place of any certificate issued by the
Corporation alleged to have been lost or
destroyed, upon the making of an affidavit
of the fact by the person claiming the
certificate of stock to be lost or
destroyed. When authorizing such issues of a
new certificate, the Board may, in its
discretion and as a condition precedent to
the issuance thereof, require the owner of
such lost or destroyed certificate, or their
legal representative, to give the
Corporation a bond sufficient to indemnify
the Corporation against any claim that may
be made against the Corporation with respect
to the certificate alleged to have been lost
or destroyed or the issuance of a new
certificate.
 ARTICLE VI - INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
Section 6.01 Indemnification of Directors
and Officers-Claims by Third Parties. The
Corporation shall, to the fullest extent
authorized or permitted by Delaware General
Corporation Law or other applicable law, as
the same presently exists or may hereafter
be amended, indemnify a Director or officer
(the ?Indemnitee?) who was or is a party or
is threatened to be made a party to a
threatened, pending, or completed action,
suit, or proceeding, whether civil,
criminal, administrative, or investigative
and whether formal or informal, other than
an action by or in the right of the
Corporation, by reason of the fact that he
or she is or was a Director, officer,
employee or agent of the Corporation, or is
or was serving at the request of the
Corporation as a Director, officer, partner,
trustee, employee, or agent of another
foreign or domestic corporation,
partnership, joint venture, trust, or other
enterprise, whether for profit or not,
against expenses, including attorneys? fees,
judgments, penalties, fines, and amounts
paid in settlement actually and reasonably
incurred by him or her in connection with
the action, suit, or proceeding, if the
Indemnitee acted in good faith and in a
manner he or she reasonably believed to be
in or not opposed to the best interests of
the Corporation or its Shareholders, and
with respect to a criminal action or
proceeding, if the Indemnitee had no
reasonable cause to believe his or her
conduct was unlawful. The termination of an
action, suit or proceeding by judgment,
order, settlement, conviction, or upon a
plea of nolo contendere or its equivalent,
does not, of itself, create a presumption
that the Indemnitee did not act in good
faith and in a manner which he or she
reasonably believed to be in or not opposed
to the best interests of the corporation or
its Shareholders, and, with respect to a
criminal action or proceeding, had
reasonable cause to believe that his or her
conduct was unlawful.
Section 6.02 Indemnification of Directors
and Officers-Claims Brought By or In the
Right of the Corporation. The Corporation
shall, to the fullest extent authorized or
permitted by the Delaware General
Corporation Law or other applicable law, as
the same presently exists or may hereafter
be amended, indemnify a Director or officer
(the ?Indemnitee?) who was or is a party to
or is threatened to be made a party to a
threatened, pending, or completed action or
suit by or in the right of the Corporation
to procure a judgment in its favor by reason
of the fact that he or she is or was a
Director, officer, employee or agent of the
Corporation, or is or was serving at the
request of the Corporation as a Director,
officer, partner, trustee, employee, or
agent of another foreign or domestic
corporation, partnership, joint venture,
trust, or other enterprise, whether for
profit or not, against expenses, including
attorneys? fees, and amounts paid in
settlement actually and reasonably incurred
by the person in connection with the action
or suit, if the Indemnitee acted in good
faith and in a manner the person reasonably
believed to be in or not opposed to the best
interests of the Corporation or its
Shareholders. However, indemnification under
this Section shall not be made for a claim,
issue or matter in which the Indemnitee has
been found liable to the Corporation except
to the extent authorized in Section 6.05
below.
Section 6.03	Approval of Indemnification.
An indemnification under Sections 6.01  or
6.2	hereof, unless ordered by a court,
shall be made by the Corporation only as
authorized in the specific case upon a
determination that indemnification of the
Indemnitee is proper in the circumstances
because such Indemnitee has met the
applicable standard of conduct set forth in
Sections 6.01 and 6.02 and upon an
evaluation of the reasonableness of expenses
and amounts paid in settlement.  This
determination shall be made in any of the
following ways:
 (a)	By a majority vote of a quorum of the
Board consisting of Directors who were not parties or threatened to be made parties to the action, suit or proceeding.

(b)	If the quorum cannot be obtained under
subdivision (a), by majority vote of a
committee duly designated by the Board of
Directors and consisting solely of two (2)
or more Directors not at the time parties or
threatened to be made parties to the action,
suit, or proceeding.
(c)	By independent legal counsel in a
written opinion, which counsel shall be
selected in one of the following ways:
(i)	By the Board or its committee in a
manner prescribed in subdivision
(a) or (b).
(ii)	If a quorum of the Board cannot be
obtained under subdivision (a) and a
committee cannot be designated under
subdivision (b), by the Board.
(d)	By all independent Directors who are
not parties or threatened to be made parties
to the action, suit or proceeding.
(e)	By the Shareholders, but shares held by
Directors, officers, employees or agents who
are parties or threatened to be made parties
to the action, suit, or proceeding may not
be voted.
In the designation of a committee under
subsection (b) or in the selection of
independent legal counsel under subsection
(c)(ii), all Directors may participate.
Section 6.04 Advancement of Expenses. The
Corporation shall pay or reimburse the
reasonable expenses incurred by an
Indemnitee who is a party or threatened to
be made a party to an action, suit, or
proceeding in advance of final disposition
of the proceeding if all of the following
apply:
(a)	The Indemnitee furnishes the
Corporation a written affirmation of his or
her good faith belief that he or she has met
the applicable standard of conduct set forth
in Delaware General Corporation Law.
(b)	The Indemnitee furnishes the
Corporation a written undertaking, executed
personally or on his or her behalf, to repay
the advance if it is ultimately determined
that he or she did not meet the standard of
conduct.
(c)	A determination is made that the facts
then known to those making the determination
would not preclude indemnification under
this Act.
The undertaking required by subsection (b)
must be an unlimited general obligation of
the person but need not be secured.
Determinations of payments under this
Section shall be made in the manner
specified in Section 6.03.
Section 6.05 Court Approval. An Indemnitee
who is a party or threatened to be made a
party to an action, suit or proceeding may
apply for indemnification to the court
conducting the proceeding or to another
court of competent jurisdiction. On receipt
of an application, the court after giving
any notice it considers necessary may order
indemnification if it determines that the
person is fairly and reasonably entitled to
indemnification in view of all the relevant
circumstances, whether or not he or she has
met the applicable standard of conduct set
forth in Sections 6.01 and
6.2	or was adjudged liable as described in
Section 6.02, but if he or she was adjudged
liable, his or her indemnification is
limited to reasonable expenses incurred.
Section 6.06 Partial Indemnification. If an
Indemnitee is entitled to indemnification
under Section 6.01 or 6.02 for a portion of
expenses including attorneys? fees,
judgments, penalties, fines, and amounts
paid in settlement, but not for the total
amount, the Corporation shall indemnify the
Indemnitee for the portion of the expenses,
judgments, penalties, fines, or amounts paid
in settlement for which the Indemnitee is
entitled to be indemnified.
Section 6.07 Indemnification of Employees
and Agents. Any person who is not covered by
the foregoing provisions of this Article and
who is or was an employee or agent of the
Corporation, or is or was serving at the
request of the Corporation as a Director,
officer, employee or agent of another
corporation, partnership, joint venture,
trust, employee benefit plan or other
enterprise, may be indemnified to the
fullest extent authorized or permitted by
the Delaware General Corporation Law or
other applicable law, as the same exist or
may hereafter be amended, but in the case of
any such amendment, only to the extent such
amendment permits the Corporation to provide
broader indemnification rights than before
such amendment, but in any event only to the
extent authorized at any time or from time-
to-time by the Board of Directors.
Section 6.08 Other Rights of
Indemnification. The indemnification or
advancement of expenses provided under
Sections 6.01 to 6.07 is not exclusive of
other rights to which a person seeking
indemnification or advancement of expenses
may be entitled under the Articles, the
Bylaws or a contractual agreement. However,
the total amount of expenses advanced or
indemnified from all sources combined shall
not exceed the amount of actual expenses
incurred by the person seeking
indemnification or advancement of expenses.
The indemnification provided for in Sections
6.01 to 6.08 continues as to a person who
ceases to be a Director, officer, employee
or agent and shall inure to the benefit of
the heirs, executors and administrators of
the person.
Section 6.09 Contract With the Corporation.
The right to indemnification conferred in
this Article VI shall be deemed to be a
contract between the Corporation and each
Director or officer who serves in any such
capacity at any time while this Article VI
is in effect, and any repeal or modification
of any such law or of this Article VI shall
not affect any rights or obligations then
existing with respect to any state of facts
then or theretofore existing or any action,
suit or proceeding theretofore or thereafter
brought or threatened based in whole or in
part upon any such state of facts. In the
event this Article is repealed or modified,
the Corporation shall give written notice
thereof to the Directors and officers and
any such repeal or modification shall not be
effective for a period of sixty (60) days
after such notice is delivered.
Section 6.10	Definitions.  For the
purposes of Sections 6.01 to 6.09:
(a)	?Fines? shall include any excise taxes
assessed on a person with respect to an
employee benefit plan.
 (b)	?Other enterprises? shall include
employee benefit plans.

(c)	?Servicing at the request of the
Corporation? shall include any service as a
Director, officer, employee or agent of the
Corporation which imposes duties on, or
involves services by, the Director, officer,
employee or agent with respect to an
employee benefit plan, its participants or
its beneficiaries.
(d)	A person who acted in good faith and in
a manner he or she reasonably believed to be
in the interest of the participants and
beneficiaries of an employee benefit plan
shall be considered to have acted in a
manner ?not opposed to the best interests of
the Corporation or its Shareholders? as
referred to in Sections 6.01 and 6.02.
Section 6.11 Application to a Resulting or
Surviving Corporation or Constituent
Corporation. The definition for
?corporation? found in Delaware General
Corporation Law, as the same exists or may
hereafter be amended, is and shall be,
specifically excluded from application to
this Article. The indemnification and other
obligations of the Corporation set forth in
this Article shall be binding upon any
resulting or surviving corporation after any
merger or consolidation of the Corporation.
Notwithstanding anything to the contrary
contained herein or in Delaware General
Corporation Law, no person shall be entitled
to the indemnification and other rights set
forth in this Article for acting as a
Director or officer of another corporation
prior to such other corporation entering
into a merger or consolidation with the
Corporation.
Section 6.12 Enforcement. If a claim under
this Article is not paid in full by the
Corporation within thirty (30) days after a
written claim has been received by the
Corporation, the claimant may at any time
thereafter bring suit against the
Corporation to recover the unpaid amount of
the claim, and, if successful in whole or in
part, the claimant shall be entitled to be
paid also the expense of prosecuting such
claim. It shall be a defense to any such
action (other than an action brought to
enforce a claim for expenses incurred in
defending any proceeding in advance of its
final disposition where the required
undertaking, if any is required, has been
tendered to the Corporation) that the
claimant has not met the standards of
conduct which make it permissible under
Delaware General Corporation Law for the
Corporation to indemnify the claimant for
the amount claimed, but the burden of
proving such defense shall be on the
Corporation. Neither the failure of the
Corporation (including its Board of
Directors, a committee thereof, independent
legal counsel, or its Shareholders) to have
made a determination prior to the
commencement of such action that
indemnification of the claimant is proper in
the circumstances because such claimant has
met the applicable standard of conduct set
forth in the Delaware General Corporation
Law nor an actual determination by the
Corporation (including its Board of
Directors, a committee thereof, independent
legal counsel or its Shareholders) that the
claimant has not met applicable standard of
conduct, shall be a defense to the action or
create a presumption that the claimant has
not met the applicable standard of conduct.
Section 6.13 Severability.  Each and every
paragraph, sentence, term and provision of
this Article VI shall be considered
severable in that, in the event a court
finds any paragraph, sentence, term or
provision to be invalid or unenforceable,
the validity and enforceability, operation,
or effect of the remaining paragraphs,
sentences, terms, or provisions shall not be
affected, and this Article VI shall be
construed in all respects as if the invalid
or unenforceable matter had been omitted.
Section 6.14 Liability Insurance. The
Corporation shall have the power to purchase
and maintain insurance on behalf of any
person who is or was a Director, officer,
employee, or agent of the Corporation, or is
or was serving at the request of the
Corporation as a Director, officer, partner,
trustee, employee, or agent of another
corporation, partnership, joint venture,
trust, or other enterprise against any
liability asserted against him or her and
incurred by him or her in any such capacity
or arising out of his or her status as such,
whether or not the Corporation would have
the power to indemnify him or her against
such liability under the provisions of this
Article or the MBCA.
ARTICLE VII - GENERAL PROVISIONS
Section 7.01	Dividends.       Dividends
upon the stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to the restrictions of Delaware General Corporation
Law. Dividends may be paid in cash, in
property, or in shares of stock, subject to the provisions of the Articles and the applicable statute.
Section 7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividend such sum or sums as the Directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve.
Section 7.03 Fiscal Year. The fiscal year of the Corporation, if other than the calendar year, shall be fixed by resolution of the Board.
Section 7.04 Offices. The registered office of the Corporation shall be as designated in the Articles or at such other place or places in or outside the State of New Jersey as the Board may from time to time determine.
Section 7.05 Books and Records. The
Corporation shall keep books and records of account and minutes of the proceedings of its Shareholders, Board and executive committee, if any, which may be kept inside or outside the state of New Jersey. The
Corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of New Jersey, records containing the names and addresses of all Shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.
Section 7.06 Amendments. The Shareholders or the Board may amend or repeal the Bylaws or adopt new Bylaws unless the Articles or Bylaws provide that the power to adopt new
Bylaws is reserved exclusively to the
Shareholders or any particular Bylaw shall not be altered or repealed by the Board.
Such action may be taken by written consent or at a meeting of Shareholders or the Board; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new
Bylaws. Any bylaw hereafter made by the
Shareholders shall not be altered or
repealed by the Board.
Amendment of the Bylaws by the Board shall be by not less than a majority of the members of the Board then in office.
ARTICLE VIII - INTERPRETATION

Section 8.01 Conflict With Statute. In the
event any Article or section of these Bylaws
shall conflict with the Delaware General
Corporation Law, Delaware General
Corporation Law shall rule.
Section 8.02 Headings. The Article and
paragraph headings included in these Bylaws
have been used solely for convenience and
shall in no event act as or be used in
conjunction with the interpretation of these
Bylaws.
I certify that the foregoing Bylaws were
adopted by the Corporation on the 15th  day
of August, 2016
Recoverable Signature
  X Kim Lavine
Kim Lavine Secretary
Signed by: accounts.google.com